©GXO Logistics, Inc. | Confidential and Proprietary Fourth Quarter and Full Year 2022 Results February 14, 2023

2©GXO Logistics, Inc. | Confidential and Proprietary Disclaimer 2 Non-GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA, net of income taxes paid, adjusted EBITA margin, pro forma adjusted EBITA, pro forma adjusted EBITA margin, adjusted net income attributable to GXO and adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, organic revenue, organic revenue growth, net leverage, net debt and return on invested capital (“ROIC”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, pro forma adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Pro forma adjusted EBITDA and pro forma adjusted EBITA include adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to our combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted EBITA, adjusted EBITA, net of income taxes paid, adjusted EBITA margin, pro forma adjusted EBITA and pro forma adjusted EBITA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsolidated operations. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our adjusted EBITDA. We calculate ROIC as our adjusted EBITA, net of income taxes paid, divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for (i) 2023 organic revenue growth, adjusted EBITDA, free cash flow, and adjusted diluted EPS and (ii) 2027 adjusted EBITDA reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2023 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our 2023 financial targets for organic revenue growth, adjusted EBITDA, adjusted diluted EPS and free cash flow; expected incremental revenue impact of new customer contracts in 2023 and 2024; our 2023 valuation target for adjusted EBITDAR; our 2027 financial targets for revenue and adjusted EBITDA; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewable energy in global operations by 2030, (iv) reducing greenhouse gas emissions (Scopes 1&2) by 30% by 2030 vs. 2019 baseline, and (v) being 100% carbon neutral (Scopes 1&2) by 2040. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: impact of the COVID-19 pandemic; economic conditions generally; supply chain challenges, including labor shortages; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; unsuccessful acquisitions or other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our inability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; seasonal fluctuations; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents, including the conflict between Russia and Ukraine; a material disruption of the company’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; our ability to achieve our Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward- looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3©GXO Logistics, Inc. | Confidential and Proprietary Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Mark Manduca Chief Investment Officer Bill Fraine Chief Commercial Officer Presenters

Highlights

	4Q 2022	FY 2022
Revenue	$2.5 billion	$9.0 billion
Organic revenue growth[1]	7.5%	15.4%
Net income[2]	$46 million	$197 million
Adjusted EBITDA[1]	$205 million	$728 million
Operating cash flow	$226 million	$542 million
Free cash flow[1]	$141 million	$240 million

- New business wins in 4Q expected to generate $182 million of annualized revenue[3].
- $661 million of new FY 2023 revenue won through 4Q 2022, equivalent to 7% YoY revenue growth[3].
- 4Q 2022 Adjusted EBITDA of $205 million compared to $167 million in 4Q 2021. Adjusted EBITDA of $728 million in FY 2022 compared to pro forma Adjusted EBITDA of $633 million in FY 2021[1].
- 2022 Adjusted EBITDAR of $1,646 million[5].
- Diluted EPS $0.39 in 4Q 2022. Adjusted Diluted EPS of $0.83 in 4Q 2022, compared to $0.73 in 4Q 2021[1]. FY 2022 Adjusted Diluted EPS $2.85 compared to $2.09 in FY 20221[1].
- Free cash flow $141 million in 4Q 2022 compared to $137 million in 4Q 2021 and $240 million in FY 2022 compared to $216 million in FY 2021[1].
- Operating return on invested capital well above target 30%[1].
- Announced 2027 financial targets of ~$17 billion of revenue and ~$1.6 billion of Adjusted EBITDA at investor day in January 2023[4].

(1) Refer to the 'Non-GAAP Financial Measures' and 'Non-GAAP Valuation Measures' section on slide 2 and Appendix for related information
(2) Net income attributable to GXO
(3) Based off closing December 31 2022 FX rates of 1.21 GBPUSD and 1.07 EURUSD
(4) Based on 2021 FX rates
(5) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure

GXO

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5©GXO Logistics, Inc. | Confidential and Proprietary $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 4Q 2021 Revenue Organic growth Net M&A FX 4Q 2022 Revenue 4Q 2022 Revenue bridge 4Q 2022: Revenue growth ~7% Organic(1) ~10% Net M&A (~8%) FX ~9% Revenue growth (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information (In millions USD) $2,262 $2,467

6©GXO Logistics, Inc. | Confidential and Proprietary $0 $2,000 $4,000 $6,000 $8,000 $10,000 FY 2021 Revenue Organic growth Net M&A FX FY 2022 Revenue FY 22 Revenue bridge FY 2022: Revenue growth ~15% Organic(1) ~6% Net M&A (~8%) FX ~13% Revenue growth (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (In millions USD) $7,940 $8,993

7©GXO Logistics, Inc. | Confidential and Proprietary 0 50 100 150 200 250 4Q 2021 4Q 2022 Adjusted EBITDA(2) $0 $50 $100 $150 $200 $250 4Q 2021 4Q 2022 Net Income(1) 4Q 2022: Solid profitability (In millions USD) (1) Net Income attributable to GXO (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. $167 $205 $56 $46

8©GXO Logistics, Inc. | Confidential and Proprietary $0 $100 $200 $300 $400 $500 $600 $700 $800 FY 2021 FY 2022 Adjusted EBITDA(3) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 FY 2021 FY 2022 Net Income(1) FY 2022: Solid profitability (In millions USD) (1) Net Income attributable to GXO (2) FY 2021 net income attributable to GXO includes a positive $42 million one-time tax benefit (3) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (4) Pro forma for FY 2021 $197 $633(4) $728 $153 $42(2) $111

9©GXO Logistics, Inc. | Confidential and Proprietary Recent wins and expansions 9©GXO Logistics, Inc. | Confidential and Proprietary

10©GXO Logistics, Inc. | Confidential and Proprietary $0 $100 $200 $300 $400 $500 $600 $700 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 4Q 2022 FY 2023 Expected 2023 revenue from contract wins $177 million of revenue from contract wins secured for 2024(2) $0 $200 $400 $600 $800 $1,000 $1,200 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 2022 revenue from contract wins New contract wins underpin 2022 and 2023 revenue growth (1) Based off 2022 average FX rates of 1.23 GBPUSD and 1.05 EURUSD (2) Based off closing December 31 2022 FX rates of 1.21 GBPUSD and 1.07 EURUSD $1,054(1) million $661(2) million (In millions USD)

11©GXO Logistics, Inc. | Confidential and Proprietary 2022 contract wins by source (1) Excludes the Clipper acquisition 43% New activity 31% Won from competitors 26% New outsourcing 11 2022 new business wins(1)

12©GXO Logistics, Inc. | Confidential and Proprietary Diversified revenue in 4Q 2022 12 GXO revenue by vertical 4Q 2022 15% Technology and consumer electronics 42% Omnichannel retail 13% Food and beverage 11% Industrial and manufacturing 10% Consumer packaged goods 9% Other

Resilient business model with flexible cost structure

High revenue visibility

- ~$2.1 billion sales pipeline[1]
- $661 million of incremental revenue in 2023 from new contract wins[2]
- ~5-year average contract duration for contracts closed in 2022
- Mid-to-high 90s revenue retention rate since spin

Inflation pass-through

- ~45% of revenue from 'open book' (cost-plus) contracts[3]
- Remainder of closed book/hybrid contracts typically include inflation escalators and protections

Stable earnings structure

- High exposure to predictable contract structures
- Minimum volume guarantees
- ~76% variable costs vs. ~24% fixed costs[4]
- ~27% of total labor costs relates to third party staffing[3]

Countercyclical FCF

- Approximately two-thirds of capex relates to growth projects
- Working capital investment linked to growth

(1) Based off closing December 31 2022 FX rates of 1.21 GBPUSD and 1.07 EURUSD
(2) Based off closing December 31 2022 FX rates of 1.21 GBPUSD and 1.07 EURUSD, excludes Clipper
(3) Based on 4Q 2022,
(4) Based on direct operating expenses, sales, general and administrative expenses, and depreciation expense and based on FY 2022

GXO
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14©GXO Logistics, Inc. | Confidential and Proprietary 4Q 2021 4Q 2022 Vision tech 4Q 2021 4Q 2022 Cobots 4Q 2021 4Q 2022 Goods-to-person systems 4Q 2021 4Q 2022 Total technology and automated systems 2 Accelerating automation and adaptive technology leadership ~30% of 4Q 2022 revenue is from automated sites Accelerating technology deployment is driving revenue growth +40% +14% +92% +76%

15©GXO Logistics, Inc. | Confidential and Proprietary FY Balance sheet and free cash flow (1) Includes finance leases and other debt of $164 million at December 31, 2022. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information Cash flow from operations Free cash flow(2) FY 2021: $216 million Cash flow Balance sheet Total debt(1) $1,806 million Mostly fixed-rate borrowings Investment grade rated $542 million ~50% of capex spend in last 12 months is technology FY 2021: $455 million $240 million Net debt(2) $1,311 million 15 Net leverage(2) 1.8x Paid down $50 million of debt ahead of schedule

16©GXO Logistics, Inc. | Confidential and Proprietary FY 2023 guidance(1) Organic revenue growth(2) 6% – 8% Adjusted EBITDA(2) $700 – $730 million Adjusted EBITDA(2) to free cash flow conversion ~30% Adjusted diluted EPS(2) $2.30 – $2.50 Adjusted EBITDAR(3) $1.675 – $1.725 billion (1) Our guidance reflects current foreign currency exchange rates (2) Refer to the ‘Non-GAAP Financial Measures’ and ‘Non-GAAP Valuation Measures’ section on slide (3) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure

17©GXO Logistics, Inc. | Confidential and Proprietary Social Governance Environmental Being an employer of choice and creating a safe workplace is critical to reducing turnover and increasing productivity.  Grow at GXO participation driving ~10% increase in retention  First GXO Belonging Week celebrated in January 2023  Global Risk Committee enhances Enterprise Risk Management  Cybersecurity controls and operating processes align to ISO27001  Board of Directors is 50% female and 75% independent GHG emissions (Scopes 1&2) reduction by 2030 vs. 2019 baseline 30% Global landfill diversion rate by 2025 80% Carbon neutral (Scopes 1&2) by 2040 100% Global operations using LED lighting by 2025 80% Renewable energy globally by 2030 50% THE USE BY GXO OFANY MSCI ESG RESEARCH LLC OR ITS AFFILIATES (“MSCI”) DATA, AND THE USE OF MSCI LOGOS, TRADEMARKS, SERVICE MARKS OR INDEX NAMES HEREIN, DO NOT CONSTITUTE A SPONSORSHIP, ENDORSEMENT, RECOMMENDATION, OR PROMOTION OF GXO BY MSCI. MSCI SERVICES AND DATA ARE THE PROPERTY OF MSCI OR ITS INFORMATION PROVIDERS, AND ARE PROVIDED ‘AS-IS’ AND WITHOUT WARRANTY. MSCI NAMES AND LOGOS ARE TRADEMARKS OR SERVICE MARKS OF MSCI. 2021: LED penetration at 47% 2021: 22% increase in proportion of renewable energy usage in 2021 2021: GHG reduced 3% in absolute terms 2021: 79% of waste diverted from landfill 2021: GHG intensity (gCO2e/$m) reduced 24%

Appendix

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

(In millions)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2021 (Pro forma)[1]
Net income attributable to GXO	$ 46	$ 56	$ 197	$ 153	$ 162
Net income attributable to noncontrolling interest	—	1	3	8	8
Net income	$ 46	$ 57	$ 200	$ 161	$ 170
Interest expense, net	10	5	29	21	25
Income tax expense (benefit)	13	13	64	(8)	(5)
Depreciation and amortization expense	87	76	329	335	335
Transaction and integration costs	4	17	61	99	99
Restructuring costs and other	18	(1)	32	4	4
Unrealized (gain) loss on foreign currency options and other	27	—	13	(1)	(1)
Adjusted EBITDA[2]	$ 205	$ 167	$ 728	$ 611	$ 627
Allocated corporate expense[3]					29
Public company standalone cost[4]					(23)
Pro forma adjusted EBITDA[1][2]					$ 633
Revenue	$ 2,467	$ 2,262	$ 8,993	$ 7,940	$ 7,940
Adjusted EBITDA margin[5]	8.3%	7.4%	8.1%	7.7%	8.0%

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO, Inc. ("XPO") Corporate.

(2) See the "Non-GAAP Financial Measures" section for additional information.

(3) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.

(4) Estimated costs of operating GXO as a standalone public company.

(5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

GXO
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GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITA and Adjusted EBITA Margin
(Unaudited)

(In millions)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2021 (Pro forma)[1]
Net income attributable to GXO	$ 46	$ 56	$ 197	$ 153	$ 162
Net income attributable to noncontrolling interest	—	1	3	8	8
Net income	$ 46	$ 57	$ 200	$ 161	$ 170
Interest expense, net	10	5	29	21	25
Income tax expense (benefit)	13	13	64	(8)	(5)
Amortization expense	20	17	68	61	61
Transaction and integration costs	4	17	61	99	99
Restructuring costs and other	18	(1)	32	4	4
Unrealized (gain) loss on foreign currency options and other	27	—	13	(1)	(1)
Adjusted EBITA[2]	$ 138	$ 108	$ 467	$ 337	353
Depreciation expense[3]					15
Allocated corporate expense[4]					29
Public company standalone cost[5]					(23)
Pro forma adjusted EBITA[1][2]					$ 374
Revenue	$ 2,467	$ 2,262	$ 8,993	$ 7,940	$ 7,940
Adjusted EBITA margin[6]	5.6%	4.8%	5.2%	4.2%	4.7%

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.
(6) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

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21©GXO Logistics, Inc. | Confidential and Proprietary Three Months Ended December 31, Year Ended December 31, (Dollars in millions, shares in thousands, except per share amounts) 2022 2021 2022 2021 Net income attributable to GXO $ 46 $ 56 $ 197 $ 153 Amortization expense 20 17 68 61 Transaction and integration costs 4 17 61 99 Restructuring costs and other 18 (1) 32 4 Unrealized (gain) loss on foreign currency options and other 27 — 13 (1) Income tax associated with the adjustments above(1) (16) (5) (36) (32) Discrete and other tax-related adjustments(2) — — — (42) Adjusted net income attributable to GXO(3) $ 99 $ 84 $ 335 $ 242 Adjusted basic earnings per share(3) $ 0.83 $ 0.73 $ 2.86 $ 2.11 Adjusted diluted earnings per share(3) $ 0.83 $ 0.73 $ 2.85 $ 2.09 Weighted-average common shares outstanding: Basic 118,658 114,647 117,050 114,632 Diluted 119,126 115,695 117,616 115,597 Aggregated tax of all non-tax related adjustments reflected above: Amortization expense $ (5) $ (2) $ (16) $ (11) Transaction and integration costs — (3) (9) (20) Restructuring costs and other (5) — (8) (1) Unrealized (gain) loss on foreign currency options and other (6) — (3) — Total income tax associated with the adjustments above $ (16) $ (5) $ (36) $ (32) (1) The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin- based taxes. A portion of the transaction costs is not deductible. (2) Initial recognition of a deferred tax asset in connection with the spin-off. (3) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited)

22©GXO Logistics, Inc. | Confidential and Proprietary GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of Cash Flows from Operating Activities to Free Cash Flow: Three Months Ended December 31, Year Ended December 31, (In millions) 2022 2021 2022 2021 Net cash provided by operating activities $ 226 $ 204 $ 542 $ 455 Payment for purchases of property and equipment (103) (70) (342) (250) Proceeds from sale of property and equipment 18 3 40 11 Free Cash Flow(1)(2) $ 141 $ 137 $ 240 $ 216 (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Free cash flow conversion is calculated as free cash flow divided by adjusted EBITDA, expressed as a percentage. Reconciliation of Revenue to Organic Revenue: Three Months Ended December 31, Year Ended December 31, (In millions) 2022 2021 2022 2021 Revenue $ 2,467 $ 2,262 $ 8,993 $ 7,940 Revenue from acquired business (250) — (569) — Revenue from deconsolidation — (24) (20) (92) Foreign exchange rates 188 — 653 — Organic revenue(1) $ 2,405 $ 2,238 $ 9,057 $ 7,848 Revenue growth(2) 9.1% 13.3% Organic revenue growth(1)(3) 7.5% 15.4% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Revenue growth is calculated as the change in year-over year revenue growth, expressed as a percentage of 2021 revenue. (3) Organic revenue growth is calculated as the change in year-over-year organic revenue, expressed as a percentage of 2021 organic revenue.

23©GXO Logistics, Inc. | Confidential and Proprietary GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of Total Debt and Net Debt: (In millions) December 31, 2022 Short-term debt $ 67 Long-term debt 1,739 Total Debt $ 1,806 Less: Cash and cash equivalents (495) Net debt(1) $ 1,311 (1) See the “Non-GAAP Financial Measures” section for additional information. Reconciliation of Net Leverage Ratio: (In millions) December 31, 2022 Net debt $ 1,311 Adjusted EBITDA(1) $ 728 Net leverage ratio(1) 1.8x (1) See the “Non-GAAP Financial Measures” section for additional information. Reconciliation of Total debt to Net Income attributable to GXO Ratio: (In millions) December 31, 2022 Total debt $ 1,806 Net income attributable to GXO $ 197 Debt to net income attributable to GXO ratio 9.2x

24©GXO Logistics, Inc. | Confidential and Proprietary Year Ended December 31, (In millions) 2022 Adjusted EBITA(1) $ 467 Cash paid for income taxes (111) Adjusted EBITA(1), net of income taxes paid $ 356 (1) See the “Non-GAAP Financial Measures” section for additional information. Year Ended December 31, (In millions) 2022 2021 Average Total Assets $ 9,219 $ 7,271 $ 8,245 Less: Cash and equivalents (495) (333) (414) Less: Total long-term assets (6,791) (5,172) (5,982) Plus: Property and equipment, net 960 863 912 Less: Total current liabilities (2,532) (2,329) (2,431) Plus: Short-term borrowings and obligations under finance leases 67 34 51 Plus: Current operating lease liabilities 560 453 507 Invested Capital $ 988 $ 787 $ 888 Ratio of Return on Invested Capital(1)(2) 40.1% (1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. (2) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Operating Return on Invested Capital (Unaudited)

25©GXO Logistics, Inc. | Confidential and Proprietary Year Ended December 31, (In millions) 2021 Adjusted EBITA(1)(2) $ 374 Cash paid for income taxes (75) Adjusted EBITA(1)(2), net of income taxes paid $ 299 (1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate. (2) See the “Non-GAAP Financial Measures” section for additional information. Year Ended December 31, (In millions) 2021 2020 Average Total Assets $ 7,271 $ 6,548 $ 6,910 Less: Cash and equivalents (333) (328) (331) Less: Total long-term assets (5,172) (4,712) (4,942) Plus: Property and equipment, net 863 770 817 Less: Total current liabilities (2,329) (1,738) (2,034) Plus: Short-term borrowings and obligations under finance leases 34 58 46 Plus: Current operating lease liabilities 453 332 393 Invested Capital $ 787 $ 930 $ 859 Ratio of Return on Invested Capital(1)(2) 34.8% (1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. (2) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Operating Return on Invested Capital (Unaudited)

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